SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                   Delaware                                    13-4182182
   (State of Incorporation or Organization)                 (I.R.S. Employer
                                                           Identification no.)
                85 Broad Street
              New York, New York                                 10004
   (Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration       If this form relates to the
of a class of debt securities and is           registration of a class of debt
effective upon filing pursuant to              securities and is to become
General Instruction A(c)(1) please             effective simultaneously with the
check the following box. [   ]                 effectiveness of a concurrent
                                               registration statement under the
                                               Securities Act of 1933 pursuant
                                               to General Instruction A(c)(2)
                                               please check the following box.
                                               [    ]

Securities Act registration statement file number to which this form
relates:    333-64594
         ---------------
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                   Name of Each Exchange on Which
           to be so Registered                   Each Class is to be Registered
           -------------------                   ------------------------------

Public Credit and Repackaged Securities(SM)      New York Stock Exchange, Inc.
(PCARS)(SM) Trust KeyCorp Institutional
Capital A Certificates Series 2002-1

Securities to be registered pursuant to Section 12(g) of the Act:

            None
            (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust KeyCorp Institutional Capital A Certificates Series 2002-1 (the "Certificates") are issued by Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Series 2002-1 (the "Trust"), a New York common law trust, pursuant to the Trust Agreement of the Trust, dated as of March 7, 2002 between Credit and Asset Repackaging Vehicle Corporation, as depositor (the "Depositor"), and Wells Fargo Bank Minnesota, National Association, as trustee. The particular terms of the Certificates are described in the prospectus which forms a part of the Registration Statement on Form S-3 (the "Registration Statement"), File No. 333-64594, filed by the Depositor with the Securities and Exchange Commission. Such prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference to the Registration Statement.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           CREDIT AND ASSET REPACKAGING VEHICLE
                                           CORPORATION


Date:  March 7, 2002                       By: /s/ Sarah Leah Whitson
                                               --------------------------------
                                               Name:  Sarah Leah Whitson
                                               Title: Secretary and Vice
                                                      President